                                                                    EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT

                                  by and among

                               VIDEO CITY, INC.,

                               ANDREW T. BARUFFI,

                            THE BARUFFI FAMILY TRUST

                                      and

                         THE BARUFFI FAMILY PARTNERSHIP



                            Dated as of July 3, 1998

                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT, dated as of July 3, 1998, is by and among VIDEO CITY, INC., a Delaware corporation ("VCI"), ANDREW T. BARUFFI ("Baruffi"), THE BARUFFI FAMILY TRUST, a Nevada trust (the "Baruffi Trust"), and THE BARUFFI FAMILY PARTNERSHIP, a Nevada limited partnership (the "Baruffi Partnership"), with reference to the following facts:

     A. The Baruffi Trust and the Baruffi Partnership (collectively, the "Selling Shareholders") own all of the outstanding shares of capital stock of Video Tyme, Inc., a Nevada corporation ("Video Tyme").

     B. Baruffi is the principal founder and President of Video Tyme, and is a co-trustee of the Baruffi Trust and a general partner of the Baruffi Partnership.

     C. Baruffi and the Selling Shareholders desire to sell to VCI, and VCI desires to purchase from the Selling Shareholders, all of the outstanding shares of capital stock of Video Tyme upon the terms and subject to the conditions set forth herein.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     I.1  Defined Terms.  As used herein, the terms below shall have the
          -------------
following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, and in the masculine or feminine gender, depending upon the reference.

          "Action" shall mean any action, order, writ, injunction, judgment or
           ------
decree outstanding or any claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit or investigation.

          "Affiliate" shall mean, with respect to any Person, a Person that
           ---------
directly or indirectly controls, is controlled by or is under common control with such Person.

          "Agreement" shall mean this Stock Purchase Agreement, together with
           ---------
all schedules (including the Disclosure Schedule) and exhibits referenced herein.

                                      1.

          "Alternative Transaction" shall mean, with respect to any Person, any
           -----------------------
merger, consolidation, sale of substantial assets, sale of shares of capital stock or other equity securities, recapitalization, debt restructuring or similar transaction involving such Person or any of its subsidiaries or any divisions, other than as contemplated by this Agreement.

          "Assets" shall mean those assets and properties owned by Video Tyme,
           ------
or in which Video Tyme has any right, title or interest of any kind and description as of the Closing Date, except as set forth in the Disclosure Schedule.

          "Books and Records" shall mean all books and records, stock transfer
           -----------------
books, minute books, copies of outstanding stock certificates, ledgers, employee records, customer lists, files, correspondence, and other written records of every kind.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and
           ----
the rules and regulations thereunder.

          "Contracts" shall mean all executory agreements, contracts, leases,
           ---------
commitments, evidences of indebtedness, letters of credit, franchise agreements, purchase agreements and purchase orders, whether oral or written.

          "Disclosure Schedule" shall mean, collectively, the schedules attached
           -------------------
hereto and delivered by the parties as of the date hereof which set forth the exceptions to the representations and warranties contained in Articles III and IV hereof and certain other information called for by this Agreement. Unless otherwise specified, each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Schedule. Any information disclosed on a particular schedule on the Disclosure Schedule or subparts thereof shall be deemed disclosed on any and all schedules.

          "Encumbrance" shall mean any claim, lien, pledge, option, charge,
           -----------
easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance, restriction or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof, except liens for current taxes, assessments, governmental charges or levies on property not yet due and payable.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
the same may be amended from time to time.

                                      2.

          "ERISA Affiliate" shall mean any entity that is a member of a group of
           ---------------
which Video Tyme is a member and which is under common control with Video Tyme, within the meaning of the regulations promulgated under Section 414 of the Code.

          "ERISA Plans" shall mean, collectively, all Pension Plans and all
           -----------
Welfare Plans.

          "Marks" means all registered and unregistered trademarks, service
           -----
marks, trade names, and slogans, all applications therefor, and all goodwill associated therewith.

          "Material" shall mean, unless otherwise specifically defined herein,
           --------
any amounts of $15,000 or more as to Video Tyme, and any amounts of $100,000 or more as to VCI, except that where the context requires, "material" shall mean an effect resulting in loss, liability, payment, damage or expense of $15,000 or more in the case of Video Tyme, and $100,000 or more in the case of VCI.

          "Material Adverse Change" means a material adverse change in the
           -----------------------
business, assets, financial condition or results of operations of Video Tyme or its business which involves a loss or exposure of more than $15,000, or of VCI or its business which involves a loss or exposure of more than $100,000.

          "Pension Plan" shall mean any employee pension benefit plan within
           ------------
the meaning of Section 3(2) of ERISA.

          "Permits" shall mean all licenses, permits, orders, consents,
           -------
approvals, registrations, authorizations, qualifications and filings under all federal, state, local or foreign laws with governmental or regulatory bodies, or any other Person.

          "Person" shall mean an individual, a partnership, a limited liability
           ------
company, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof or any other entity.

          "Representative" shall mean any officer, director, principal,
           --------------
attorney, accountant, agent, employee or other representative.

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Tax" or "Taxes" shall mean any federal, state, local, foreign or
           ---      -----
other tax, levy, impost, fee, assessment or other government charge, including without limitation income, estimated income, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, import duty, employment,

                                      3.

commercial rent, occupancy, franchise or withholding taxes, and any premium, including without limitation interest, penalties and additions in connection therewith.

          "VCI Common Stock" shall mean shares of common stock, $0.01 par value
           ----------------
per share, of VCI.

          "VCI Documents" shall mean this Agreement and any other documents,
           -------------
instruments or certificates to be delivered by VCI in connection with this Agreement.

          "Video Tyme Common Stock" shall mean shares of common stock, no par
           -----------------------
value per share, of Video Tyme.

          "Video Tyme Disclosure Schedules" shall mean all Disclosure Schedules
           -------------------------------
delivered by Baruffi or the Selling Shareholders pursuant to this Agreement.

          "Video Tyme Documents" shall mean this Agreement and any other
           --------------------
documents, instruments or certificates to be delivered by Baruffi or the Selling Shareholders in connection with this Agreement.

          "Video Tyme Intangible Property" means all intangible property owned
           ------------------------------
by Video Tyme or in which Video Tyme has any interest (including the right to use) or owned by any Selling Shareholder and used in Video Tyme's business (other than intangible property owned by third parties and available generally for commercial license from others), including without limitation, (i) Video Tyme's name and all Marks; (ii) all statutory, common law and registered copyrights and mask work rights, and all applications for the registration thereof; (iii) all patents and applications therefor; (iv) all software; (v) all other inventories, discoveries, improvements, processes, formulae (secret or otherwise), trade secrets, information, know-how and ideas (including those in the possession of third parties, but that are the property of Video Tyme); and
(vi) all technical documentation relating thereto.

           "Welfare Plan" shall mean any employee welfare benefit plan within
            ------------
the meaning of Section 3(1) of ERISA.

     I.2   Other Defined Terms.  The following terms shall have the meanings
           -------------------
defined for such terms in the Sections set forth below:

                            Term                    Section
                            ----                    --------
             Basket Amount                          11.4
             Claim                                  11.5
             Closing                                2.3(a)
             Closing Date                           2.3(a)
             Losses                                 11.2

                                      4.

                            Term                    Section
                            ----                    --------
             Noncompetition Agreement               6.5
             Purchase Price                         2.2(a)
             Termination Date                       6.1
             VCI Indemnified Parties                11.2
             Video Tyme Balance Sheet               3.8(b)
             Video Tyme Consents                    3.7
             Video Tyme Financial Statements        3.8(a)
             Video Tyme Indemnified Parties         11.3
             Video Tyme Permits                     3.14

                                   ARTICLE II
                           PURCHASE AND SALE OF STOCK
                           --------------------------

     II.1  Purchase and Sale.  Upon the terms and subject to the conditions set
           -----------------
forth herein, each of the Selling Shareholders agrees to sell to VCI, and VCI agrees to purchase from the Selling Shareholders, all of the outstanding shares of capital stock of Video Tyme, free and clear of all Encumbrances, at the Closing.

     II.2 Purchase Price.
          --------------

          (a) The aggregate purchase price (the "Purchase Price") for all of the outstanding shares of capital stock of Video Tyme shall consist of the following:

     (i)  875,000 shares of VCI Common Stock; and

     (ii) cash in the amount of $1,760,000 reduced by (x) the total amount of all debt and liabilities of Video Tyme immediately prior to the Closing Date and
(y) the total amount of dollar reduction, if any, called for by Section 2.5 below.

          (b) Of the amount of the Purchase Price in cash to be delivered pursuant to Section 2.2(a)(ii), cash in the amount of $1,670,000 shall be delivered on the Closing Date. The remainder of the Purchase Price in cash shall be delivered not later than 75 days after the Closing Date, reflecting the adjustments described in Sections 2.2(a)(ii) and 2.5; and if the total amount of all debt and liabilities of Video Tyme immediately prior to the Closing Date and the reduction (if any) under Section 2.5 exceed $90,000, so that no remaining amount of cash is required to be delivered by VCI to the Selling Shareholders, then the Selling Shareholders shall return to VCI, no later than 75 days after the Closing Date, cash equal to the amount of which the total amount of all debt and liabilities of Video Tyme immediately prior to the Closing Date and the reduction (if any) under Section 2.5 exceeds $90,000.

                                      5.

     II.3  The Closing.
           -----------

          (a) Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Troy & Gould Professional Corporation, 1801 Century Park East, Suite 1600, Los Angeles, California 90067, or at such other place as the parties may agree (the day on which the Closing takes place being the "Closing Date").

          (b) At the Closing, the Selling Shareholders shall deliver or cause to be delivered to VCI stock certificates representing all of the issued and outstanding shares of Video Tyme Common Stock, free and clear of all Encumbrances, duly endorsed in blank or accompanied by stock powers duly executed in blank, and VCI shall deliver or cause to be delivered to the Selling Shareholders (i) stock certificates representing 875,000 shares of VCI Common Stock, duly endorsed in the name of the Selling Shareholders and registered at the address of the Selling Shareholders identified in Section 12.2 hereof, and
(ii) cash in the amount of $1,670,000 by bank cashiers check or by wire transfer in immediately available funds, to an account or accounts designated at least five business days prior to the Closing Date by the Selling Shareholders in a written notice to VCI. At the Closing, certificates representing shares of VCI Common Stock will bear a legend substantially as follows:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SAID ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE IN THE OPINION OF COUNSEL FOR THE ISSUER."

     II.4  Reimbursable and Pro Rata Expenses; Cash and Accounts Receivable.
           ----------------------------------------------------------------
Except as otherwise provided in this Agreement, all rent payments, insurance premiums and utility payments (but not utility deposits or lease deposits) made by Video Tyme and covering time periods in which the Closing occurs shall be prorated as of the Closing Date; and VCI shall cause Video Tyme to pay to Baruffi or the Selling Shareholders the amount, if any, by which such payments made prior to the Closing which are applicable to periods following the Closing exceed such payments that are made after the Closing and are allocable to periods prior to the Closing; or, conversely, Baruffi and the Selling Shareholders shall pay to Video Tyme the amount, if any, by which such payments made after the Closing for expenses allocable to periods prior to the Closing exceed the amounts paid by Video Tyme prior to the Closing for expenses allocable to periods following the Closing. Any amounts of cash remaining at Video Tyme's video stores or at Video Tyme's corporate office immediately after the Closing shall be deemed to be the assets of the Selling Shareholders and shall be credited to the Selling Shareholders. All amounts of accounts receivable of Video Tyme

                                      6.

accrued before, but uncollected by Video Tyme as of, the Closing Date shall be credited by Video Tyme to the Selling Shareholders after the Closing Date to the extent and only to the extent such amounts of accounts receivable are collected by Video Tyme after the Closing Date.

     II.5  Inventory.  An itemized physical inventory of Video Tyme's
           ---------
videocassettes shall be taken by VCI or its representatives. In the event such inventory as of the Closing Date shows that the number of videocassettes on hand is less than the number in Video Tyme's inventory as of April 1, 1998, the amount of cash payable pursuant to Section 2.2(a)(ii) of this Agreement as part of the Purchase Price shall be reduced by an amount equal to $10.00 multiplied by the number of videocassettes less than the number of videocassettes in Video Tyme's inventory as of April 1, 1998. There shall be no increase in the amount of cash payable pursuant to Section 2.2(a)(ii) of this Agreement as part of the Purchase Price if the number of videocassettes on hand as of the Closing Date is greater than the number of videocassettes in Video Tyme's inventory as of April 1, 1998.


                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF BARUFFI
                   -----------------------------------------
                          AND THE SELLING SHAREHOLDERS
                          ----------------------------

     Subject to the exceptions set forth in the Video Tyme Disclosure Schedules, Baruffi and each of the Selling Shareholders hereby represent and warrant to VCI that:

     III.1 Formation, Existence and Power.  Video Tyme is a corporation duly
           ------------------------------
organized, validly existing and in good standing under the laws of the State of Nevada and has all corporate power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business and operations as now conducted. The Baruffi Trust is a trust duly formed, validly existing and in good standing under the laws of the State of Nevada. The Baruffi Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Nevada.

     III.2 Authorization.  The execution, delivery and performance by the
           -------------
Baruffi Trust of this Agreement and all of the other Video Tyme Documents and the consummation by the Baruffi Trust of the transactions contemplated hereby and thereby are within the powers of the Baruffi Trust, and the co-trustees of the Baruffi Trust have the power and authority to bind the Baruffi Trust under the terms of the applicable trust document with respect to this Agreement and all of the other Video Tyme Documents and the consummation by the Baruffi Trust of the transactions contemplated hereby and thereby. The execution, delivery and performance by the Baruffi Partnership of this

                                      7.

Agreement and all of the other Video Tyme Documents and the consummation by the Baruffi Partnership of the transactions contemplated hereby and thereby are within the powers of the Baruffi Partnership, and the general partners of the Baruffi Partnership have the power and authority to bind the Baruffi Partnership under the terms of the applicable partnership agreement with respect to this Agreement and all of the other Video Tyme Documents and the consummation by the Baruffi Partnership of the transactions contemplated hereby and thereby. This Agreement is, and as of the Closing Date the other Video Tyme Documents shall be, the legal, valid and binding obligations of each of the Baruffi Trust and the Baruffi Partnership, enforceable against each of the Baruffi Trust and the Baruffi Partnership in accordance with their respective terms.

     III.3 Governmental Authorization.  The execution, delivery and performance
           --------------------------
by each of the Baruffi Trust and the Baruffi Partnership of this Agreement and the other Video Tyme Documents require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

     III.4 Non-Contravention.  The execution, delivery and performance by each
           -----------------
of the Baruffi Trust and the Baruffi Partnership of this Agreement and the other Video Tyme Documents do not and will not (i) contravene or conflict with the Articles of Incorporation or Bylaws of Video Tyme, (ii) contravene or conflict with the applicable trust documents or the applicable partnership agreements of the Baruffi Trust or the Baruffi Partnership, (iii) contravene or conflict with or constitute a violation of any provision of any law, statute, rule, regulation, judgment, injunction, order, writ or decree binding upon or applicable to Video Tyme or any part of its business, or binding upon or applicable to the Baruffi Trust or the Baruffi Partnership, (iv) assuming the obtaining of all Video Tyme Consents (as hereinafter defined), constitute a default under or breach of, or violate or give rise to any right of termination, cancellation or acceleration of any right or obligation of Video Tyme, or to a loss of any benefit relating to its business or operations to which Video Tyme is entitled under any provision of any Contract to which Video Tyme is a party or by which any of its assets is or may be bound, or (v) result in the creation or imposition of any Encumbrance on any of Video Tyme's assets.

     III.5 Video Tyme Capitalization.  The authorized capital stock of Video
           -------------------------
Tyme consists solely of 2,500 shares of Video Tyme Common Stock, of which 1,000 shares are issued and outstanding. Of the 1,000 shares of issued and outstanding Video Tyme Common Stock, 600 shares are owned by the Baruffi Trust and 400 shares are owned by the Baruffi Partnership. The Baruffi Trust and the Baruffi Partnership own, and are the record holders of, all of the outstanding shares of capital stock of Video Tyme. All such outstanding shares are duly authorized, validly issued, fully

                                      8.

paid and non-assessable. All outstanding shares of Video Tyme Common Stock have been issued in compliance with all federal and state securities laws and are not subject to any rights or obligations that require the registration of such shares. Except as set forth on Schedule 3.5, there are no outstanding options, warrants or other rights in or with respect to any shares of Video Tyme Common Stock or any securities convertible into such stock, and Video Tyme is not obligated to issue any additional shares of Video Tyme Common Stock or any options, warrants or other rights to acquire stock or any other securities convertible into such stock.

     III.6 Subsidiaries.  Video Tyme does not own, directly or indirectly,
           ------------
securities or other ownership interests in any other entity, nor is Video Tyme a party to any agreement relating to the formation of any other entity or joint venture.

     III.7 Consents.  Schedule 3.7 sets forth each Contract of Video Tyme and
           --------
each of the Video Tyme Permits (as hereinafter defined) that requires a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the other Video Tyme Documents or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a "Video Tyme Consent").

     III.8 Financial Statements.
           --------------------

          (a) Video Tyme has delivered to VCI unaudited financial statements of Video Tyme consisting of statements of operations for the years ended October 31, 1995, 1996 and 1997 and the seven months ended May 31, 1998, and balance sheets as of October 31, 1997 and May 31, 1998 (collectively, the "Video Tyme Financial Statements"). The Video Tyme Financial Statements fairly present, in conformity with general accepted accounting principles applied on a consistent basis, the financial position of Video Tyme as of the dates thereof and the results of operations of Video Tyme for the periods then ended.

          (b) Except for (i) those liabilities specifically reflected or reserved against on the Video Tyme balance sheet as of May 31, 1998 (the "Video Tyme Balance Sheet"), (ii) those current liabilities for trade or business obligations incurred since May 31, 1998 in connection with the purchase of goods or services in the ordinary course of Video Tyme's business and consistent with past practices (none of which is, individually or in the aggregate, material and none of which is for breach of contract, breach of warranty, tort or infringement), (iii) those liabilities arising under any Contract (none of which liabilities is for breach of contract, breach of warranty, tort or infringement) or (iv) those matters otherwise disclosed on Schedule 3.8 (none of which liabilities, except as stated in a

                                      9.

Schedule hereto, is for breach of contract, breach of warranty, tort or infringement), Video Tyme does not have, as of the date hereof, any direct or indirect indebtedness, liabilities, claims, losses, damages, deficiencies, obligations (including, without limitation, the obligation to indemnify any other Person for any liabilities or expenses which have been or may in the future be incurred by or asserted against such other Person, or responsibilities, known or unknown, liquidated or unliquidated, accrued, absolute, contingent or otherwise, and whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement), which individually or in the aggregate are material to the condition (financial or otherwise), assets, liabilities, business or operations of Video Tyme. To the best knowledge of Video Tyme, there are no circumstances, conditions, events or arrangements which may hereafter give rise to any liabilities of Video Tyme except in the ordinary course of business or as otherwise set forth in this Section 3.8 or in a Schedule to this Agreement.

     III.9 Absence of Certain Changes.  Except as set forth on Schedule 3.9,
           --------------------------
since May 31, 1998, Video Tyme has conducted its business in the ordinary course consistent with past practices, and there has not been:

           (a) any Material Adverse Change or any event, occurrence, development or state of circumstances or facts which could reasonably be expected to result in a Material Adverse Change;

           (b) any dividend or other distribution declared or paid with respect to any of the Video Tyme Common Stock;

           (c) any loan or forgiveness of indebtedness to any holder of Video Tyme Common Stock or any Affiliate thereof;

           (d) any bonus, salary or other compensation paid or agreed to be paid to any employee except in accordance with Schedule 3.17 hereto;

           (e) any incurrence of indebtedness for borrowed money;

           (f) any creation or other incurrence of any Encumbrance on any of its assets;

           (g) any transaction, Contract entered into, or commitment made, by Video Tyme relating to its business, operations or any of its assets (including the acquisition or disposition of any assets) or any relinquishment by Video Tyme of any contract or other right, in either case other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this

                                      10.

Agreement (other than payments of compensation); or

             (h) any transfer of any assets of Video Tyme to any Person who is a shareholder or other Affiliate of Video Tyme.

     III.10  Title to Assets. Video Tyme has good and marketable title to the
             ---------------
Assets owned or stated to be owned by Video Tyme, free and clear of all Encumbrances except: (i) as set forth in the Video Tyme Financial Statements,
(ii) Encumbrances for current taxes not yet due, (iii) Encumbrances incurred in the ordinary course of business, (iv) Encumbrances that are not substantial in character, amount or extent (individually or collectively) and that do not (individually or collectively) materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of Video Tyme, or (v) as set forth on Schedule 3.10. All of the material properties and assets used by Video Tyme or held by Video Tyme, other than any leased assets listed on Schedule 3.10, are owned by Video Tyme, free and clear of any Encumbrances except as set forth on Schedule 3.10.

     III.11  Real Property. Schedule 3.11 sets forth a true and complete list of
             -------------
all leaseholds owned by Video Tyme. Video Tyme has valid leasehold interest in such leaseholds, free and clear of all Encumbrances, except: (i) for rights of lessors and such matters that are reflected in the relevant lease, (ii) current Taxes not yet due and payable, (iii) Encumbrances of public record, (iv) Encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property, and (v) as set forth on Schedule 3.11.

     III.12  Litigation. Other than as set forth on Schedule 3.12, there is no
             ----------
action, suit, investigation, hearing or proceeding pending against or, to the best knowledge of Video Tyme, threatened against or affecting, Video Tyme, any of its officers, directors, or shareholders, its business or any assets or any Contract before any court or arbitrator or any governmental body, agency official, which would have a Material Adverse Effect, or in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement. There are no outstanding judgments against Video Tyme.

     III.13  Contracts.  Each Contract of Video Tyme is a valid and binding
             ---------
agreement of Video Tyme, and is in full force and effect, and Video Tyme is not in default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Contract. Video Tyme has not assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Contracts, or granted any

                                      11.

power of attorney with respect thereto. Schedule 3.13 is a true and correct list of all Contracts involving an outstanding monetary obligation greater than $25,000 or with a remaining term greater than one year.

     III.14  Licenses and Permits. Schedule 3.14 correctly lists each material
             --------------------
license, franchise, permit or other similar authorization affecting, or relating in any way to Video Tyme's business, together with the name of the governmental agency or entity issuing such license or permit (the "Video Tyme Permits"). The Video Tyme Permits are valid and in full force and effect and, assuming the related Video Tyme Consents have been obtained prior to the Closing, will not be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement.

     III.15  Compliance with Laws.  Video Tyme is not in material violation of,
             --------------------
has not violated, and is neither under investigation with respect to nor has been threatened to be charged with or given notice of any violation of, any law, rule, statute, ordinance or regulation, or judgment, order or decree entered by any court, arbitrator or governmental authority, domestic or foreign, materially applicable to Video Tyme's assets or the conduct of its business.

     III.16  Intangible Property.
             -------------------

          (a) Schedule 3.16 sets forth all material Video Tyme Intangible Property and identifies each material contract to which Video Tyme is a party relating to any item of Video Tyme Intangible Property. No Contract requires Video Tyme to (or will require VCI to) pay any material royalty, license fee, or other compensation with respect to the Video Tyme Intangible Property. Except as set forth on Schedule 3.16, no Video Tyme Intangible Property development was funded by a third Person (other than the Selling Shareholders or any person with an interest in any of the Selling Shareholders) or was conducted by or as a joint venture, in partnership, or otherwise in collaboration, with any other Person (except an employee solely in his or her capacity as such). The transactions contemplated hereby will not adversely affect in any manner any item or part of the Video Tyme Intangible Property or the nature or usefulness thereof in the hands of VCI.

          (b) All Video Tyme Intangible Property and all federal, state and foreign registrations with respect thereto, and all applications therefor are valid and in full force and effect and are not subject to any taxes, maintenance fees or actions.

          (c) None of the Video Tyme Intangible Property which is purportedly an asset of Video Tyme was developed or conceived

                                      12.

by any Video Tyme employee, officer or director while employed by any other Person and no Selling Shareholder has violated any agreement with any former employer which pertains to any of such property.

     III.17  Employees.
             ---------

          (a) Schedule 3.17 sets forth a true and complete list of the names, titles, annual salaries or wage rates and other compensation and office location of all employees of Video Tyme, indicating part-time and full-time employment, and all changes in salaries and wage rates per employee since October 31, 1997.

          (b) Except as set forth on Schedule 3.17, Video Tyme is not a party to or subject to any employment contract, consulting agreement, collective bargaining agreement, confidentiality agreement restricting the activities of Video Tyme, non-competition agreement restricting the activities of Video Tyme, or any similar agreement.

     III.18  Prepaids.  Except as set forth on Schedule 3.18, Video Tyme has
             --------
not received any material payments with respect to any services to be rendered or goods to be provided after the Closing.

                                      13.

     III.19  Taxes.
             -----

          (a) Video Tyme has filed all federal and foreign income tax returns, all state and local franchise and income tax, real and personal property tax, sales and use tax, premium tax, excise tax, employment tax and other tax returns of every character required to be filed by it and has paid in full all Taxes (including, without limitation, all tax deposits), together with any interest and penalties owing in connection therewith, shown on such returns to be due in respect of the periods covered by such returns, other than Taxes which are being contested in good faith and for which adequate reserves have been established. Adequate provision has been made in the Books and Records of Video Tyme and, to the extent required by generally accepted accounting principles, reflected in the Video Tyme Financial Statements, for all Tax liabilities, including interest or penalties, whether or not due and payable and whether or not disputed, with respect to any and all Taxes for the periods covered by the Video Tyme Financial Statements and for all prior periods. Schedule 3.19 sets forth the date or dates through which the Internal Revenue Service has examined the federal income taxes of Video Tyme and the date or dates through which any foreign, state, local or other taxing authority has examined any other tax returns of Video Tyme. Schedule 3.19 also contains a complete list of each year for which any federal, state, local or foreign tax authority has obtained or has requested an extension of the statute of limitations from Video Tyme and lists each tax case of Video Tyme currently pending in audit, at the administrative appeals level or in litigation. Schedule 3.19 further lists the date and issuing authority of each statutory notice of deficiency, notice or proposal assessment and revenue agent's report issued to Video Tyme within the last twelve months. Except as set forth on Schedule 3.19, to Video Tyme's best knowledge, neither the Internal Revenue Service nor any foreign, state, local or other taxing authority has, during the past three years, examined or is in the process of examining any federal, foreign, state, local or other tax returns of Video Tyme. Neither the Internal Revenue Service nor any foreign, state, local or other taxing authority is now asserting or threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith) except as set forth on Schedule 3.19.

          (b) Video Tyme has not made any requests for rulings, and Video Tyme has not received any subpoenas or requests for information, or notices of proposed reassessment of any property owned or leased by Video Tyme. There are no liens for Taxes upon any property or assets of Video Tyme (other than for real property taxes, not yet due, on premises leased by Video Tyme for which Video Tyme will be liable under the terms of the applicable leases).

                                      14.

          (c) Video Tyme has delivered to VCI true and complete copies of all federal, state and foreign income tax returns (together with any Revenue Agent's Reports) filed by Video Tyme relating to its operations for taxable years ended October 31, 1996 and October 31, 1997.

          (d) Video Tyme has not filed a consent pursuant to Section 341(f) of the Code, and has not filed, and would not be deemed to have filed, any election under Section 338 of the Code.

          (e) Video Tyme has never been, nor is Video Tyme currently, bound by or subject to any obligation under any agreement relating to the sharing of any liability for, or payment of, Taxes with any other Person.

          (f) Video Tyme has withheld or will withhold, and has paid over or will pay over to applicable taxing authorities amounts from its employees and has filed or will file all federal, foreign, state, and local returns and reports with respect to employee income tax withholding and social security and unemployment Taxes for all periods (or portions thereof) ending on or before the Closing Date, in compliance with the provisions of the Code and other applicable federal, foreign, state and local laws.

     III.20  Environmental Compliance. Video Tyme has not received any notice
             ------------------------
that it or any of its properties have not been or are not now in complete compliance with all applicable environmental law.

     III.21  Labor and Employment Matters.
             ----------------------------

          (a)  Except as set forth on Schedule 3.21, as of the date hereof;

               (1) The employment of each employee of Video Tyme is terminable at will by Video Tyme, except as otherwise provided by statute or decisional authority;

               (2) To Video Tyme's best knowledge, no key executive employee of Video Tyme and no group of employees of Video Tyme has plans to terminate his or her employment at or prior to the Closing, whether or not as a result of the transactions contemplated herein, and Baruffi shall provide notice to VCI as soon as practicable upon knowledge thereof;

               (3) Video Tyme has not had any material labor relations problems; and

                                      15.

               (4) Video Tyme has complied in all material respects with all collective bargaining agreements and all applicable laws and orders relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of Taxes and other sums as required by appropriate governmental authorities and has withheld and paid to the appropriate governmental authorities, or is holding for payment not yet due to such governmental authorities, all amounts required to be withheld from such employees of Video Tyme and is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing. No present or former employee, officer or director of Video Tyme has notified Video Tyme that he or she has or will have at the Closing Date, any claim against Video Tyme for any matter, including but not limited to (i) overtime pay for work done through the Closing Date; (ii) wages or salary for the work done through the Closing Date; (iii) vacation time off or pay in lieu of vacation time off for the period through the Closing Date; (iv) any violation of any statute, ordinance or relation relating to minimum wages or maximum hours or work-place conditions; or (v) injuries or other damages which are not fully covered by Video Tyme's insurance policies; except, in the case of clauses (i) and (ii), for amounts accrued in the current pay period that are not yet due and payable, and in the case of clause (iii), for vacation accrued in accordance with Video Tyme's policies and set forth in Schedule 3.21, which its employees have not yet taken.

          (b) Except as disclosed on Schedule 3.21, as of the date hereof, Video Tyme has not received any notice of any:

               (1) unfair labor practice complaint against Video Tyme pending before the National Labor Relations Board or any state or local agency;

               (2) pending labor strike or other material labor trouble affecting Video Tyme;

               (3)  material labor grievance pending against Video Tyme;

               (4) pending representation question respecting the employees of Video Tyme; or

               (5) pending arbitration proceedings arising out of or under any collective bargaining agreement to which Video Tyme is a party.

          (c) In addition: (i) none of the matters specified in clauses (b) (1) through (5) is threatened against Video Tyme; (ii) no union organizing activities have taken place with respect to Video Tyme; and (iii) no basis exists for which a claim may be made under any collective bargaining agreement to which Video

                                      16.

Tyme is a party.

     III.22  Pension and Benefit Plans.
             -------------------------

          (a) All accrued obligations of Video Tyme applicable to its employees, whether arising by operation of law, by contract, by past custom or otherwise, for payments by Video Tyme to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on, as applicable, the Books and Records of Video Tyme and the Video Tyme Financial Statements.

          (b) Except for the Profit Sharing Plan of Video Tyme, neither Video Tyme nor any of its ERISA Affiliates maintains or has any obligations to contribute to, or has in effect or has committed to adopt, any Pension Plan or any Welfare Plan or any other ERISA Plans.

          (c) Video Tyme does not maintain any health or life insurance plan that provides for continuing benefits or coverage for any participant or any spouse, dependent or beneficiary under such plan after termination of employment, other than as may be required under Section 4980B of the Code and regulations thereunder ("COBRA"). Video Tyme is in compliance with the COBRA notice and continuation coverage requirements with respect to Plans maintained by Video Tyme.

          (d) Video Tyme's Profit Sharing Plan shall be terminated by Video Tyme as soon as practicable, but not later than 180 days after the Closing Date.

     III.23  Insurance.  Schedule 3.23 sets forth a true and correct list of all
             ---------
policies or binders of fire, liability, workers' compensation, vehicular or other insurance held by or on behalf of Video Tyme specifying the insurer, the policy number or covering note number with respect to binders, and describing each pending claim thereunder of more than $5,000. Such policies and binders are in full force and effect. No such policy is terminable or cancelable by the insurer by virtue of the consummation of the transactions contemplated herein.

     III.24  Books and Records.  Video Tyme has heretofore furnished or made
             -----------------
available to VCI for its examination the following, each of which is, and will be maintained so as to remain until the Closing, accurate and complete in all material respects:

          (a) copies of the Articles of Incorporation and Bylaws of Video Tyme, as in effect on the date of this Agreement;

                                      17.

          (b) the minute books of Video Tyme containing all proceedings, consents, actions and meetings of its shareholders and Boards of Directors;

          (c) copies of all Video Tyme Permits, orders and consents with respect to Video Tyme's securities issued by any administrative agency or governmental body regulating the issuance or transfer of such securities and all applications for such permits, orders and consents;

          (d) the stock transfer books of Video Tyme setting forth all transfers of its securities;

          (e) copies of all agreements and documents referred to in any Video Tyme Disclosure Schedule;

          (f) all other Books and Records of Video Tyme; and

          (g) an accurate list of all of the incumbent officers and directors of Video Tyme.

     III.25  Inventory.  The inventory of Video Tyme reflected as of April 1,
             ---------
1998, in the amount of approximately 60,500 videocassettes, as well as other inventory items acquired since April 1, 1998 that are now the property of Video Tyme, are of such quality and held in such quantities as are being used and will be usable and salable or rentable in the ordinary course of the business of Video Tyme. Since April 1, 1998, Video Tyme has continued to replenish its inventories in a normal and customary manner consistent with practice prevailing in the retail video sales and rental industry.

     III.26  Investor Representations.Each of Baruffi and the Selling
             ------------------------
Shareholders who receives shares of VCI Common Stock in connection with the transactions contemplated by this Agreement represents that (i) he or it is an accredited investor as defined in Regulation D under the Securities Act, or (ii) by reason of his or its business and financial experience, and the business and financial experience of those persons unaffiliated with VCI retained by him or it, if any, to advise him or it with respect to an investment in the shares of VCI Common Stock, Baruffi and such Selling Shareholder together with such advisers have such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risk of the prospective investment, and that he or it is acquiring the shares of VCI Common Stock for his or its own account or for one or more separate accounts maintained by him or it, if any, for investment and not with a view to the distribution thereof except in compliance with the Securities Act or an exemption available thereunder. Baruffi and each of the Selling Shareholders who receive shares of VCI Common Stock in

                                      18.

connection with the transactions contemplated by this Agreement understand and agree that the shares of VCI Common Stock have not been registered under the Securities Act and may be resold only if registered pursuant to the applicable provisions of the Securities Act or if an exemption from registration is available.

     III.27  No Brokers. Neither Baruffi nor the Selling Shareholders nor any of
             ----------
their respective Representatives or Affiliates has employed or made any agreement with any broker, finder or similar agent, person or firm or incurred any liability for any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby which would result in any liability of Video Tyme or VCI.

                                  ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF VCI
                     -------------------------------------

     Except as set forth in a Disclosure Schedule delivered by VCI hereunder, and except for the transactions contemplated by this Agreement, VCI hereby represents and warrants to Baruffi and the Selling Shareholders as follows:

     IV.1    Organization of VCI.  VCI is a corporation duly organized, validly
             -------------------
existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not result in a Material Adverse Change to VCI or its business.

     IV.2    VCI Capital Stock.  The authorized capital stock of VCI consists of
             -----------------
30,000,000 shares of common stock, $0.01 par value per share, and 2,000,000 shares of preferred stock, $0.01 par value per share. 11,725,719 shares of common stock and 700 shares of Series A Convertible Redeemable Preferred Stock were issued and outstanding as of the date of this Agreement. No shares of any other class or series of capital stock are authorized, issued or outstanding as of the date of this Agreement.

     IV.3    Authorization Relative to this Agreement.  The execution, delivery
             ----------------------------------------
and performance by VCI of this Agreement and all of the other VCI Documents and the consummation by VCI of the transactions contemplated hereby and thereby are within the corporate powers of VCI and have been duly authorized by all necessary corporate action on the part of VCI. This Agreement is, and as of the Closing the other VCI Documents shall be, the legal, valid and binding obligations of VCI, enforceable against

                                      19.

VCI, in accordance with their respective terms.

     IV.4   No Conflict or Violation. Neither the execution and delivery of this
            ------------------------
Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Certificate of Incorporation, Bylaws or other organizational document of VCI, (b) a breach of, or a default under, any Material term or provision of any Material Contract, indebtedness, Encumbrance, Permit or concession to which VCI is a party or is subject or by which any assets of VCI are bound, including, without limitation, any such breach or default which would interfere in any way with its ability to consummate the transactions contemplated by this Agreement, (c) a Material violation by VCI of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, including any violation which would interfere with its ability to consummate the transactions contemplated by this Agreement, (d) the imposition of any Material Encumbrance, restriction or charge on the business or assets of VCI, or (e) give rise to any right of termination, cancellation or acceleration under any Material Contract or other agreement to which VCI is a party or by or to which they or any of their Material assets or properties may be bound or subject.

     IV.5   Litigation.  There are no Actions pending, or to the best of VCI's
            ----------
knowledge, threatened (a) against, related to or affecting VCI, which Actions, if determined adversely to VCI, would be reasonably likely to have a Material adverse effect on VCI, or (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement, including any derivative suits brought by or on behalf of VCI. VCI is not in default with respect to or subject to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against VCI involving amounts in excess of $100,000. For purposes of this Section 4.5, an Action will be deemed to have an "adverse effect" on VCI if in connection with such Action, VCI is reasonably likely to pay $500,000 or more in the aggregate with respect to the defense, settlement, dismissal or other disposition or satisfaction of such Action.

     IV.6   Board Approval.  The Board of Directors of VCI has approved and
            --------------
adopted the transactions contemplated by this Agreement.

     IV.7   Validity of Shares Issued to Selling Shareholders. The shares of VCI
            -------------------------------------------------
Common Stock to be issued to the Selling Shareholders hereunder will, when issued and paid for in accordance with this Agreement, be duly and validly issued, nonassessable shares free and clear of any and all Encumbrances (other than Encumbrances which may exist prior to the Closing on the Video Tyme Common Stock), and will be issued in compliance with all applicable federal and state securities laws.

                                      20.

     IV.8   VCI Shareholder Approval.  No approval of the shareholders of VCI is
            ------------------------
required for the consummation of the transactions contemplated by this Agreement.


                                   ARTICLE V
                            COVENANTS OF EACH PARTY
                            -----------------------

     Baruffi, the Selling Shareholders and VCI each covenant with the other for the period from the date hereof through the Closing Date as follows:

     V.1    Notification of Certain Matters.  From the date hereof through the
            -------------------------------
Closing Date, Baruffi, the Selling Shareholders and VCI shall each give prompt notice to the other of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

          (c) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting Video Tyme or its business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.12 or that relate to the consummation of the transactions contemplated by this Agreement.

     V.2    Confidential Information.
            ------------------------

          (a)  Preservation of Confidentiality.  In connection with the
               -------------------------------
negotiation of this Agreement, the preparation for the consummation of the transactions contemplated hereby, and the performance of obligations hereunder, each of the parties hereto acknowledges that it will have access to confidential information relating to the other parties. Each party shall treat such information as confidential, preserve the confidentiality thereof and not disclose such information, except to its respective Representatives and Affiliates in connection with the transactions contemplated hereby. Each party agrees to maintain in confidence, and not to disclose to any third party, any ideas, methods, developments, inventions, improvements and business plans and information which are the confidential information of the other parties. If, however, confidential information is disclosed, the disclosing party shall immediately notify the other parties in writing and take all reasonable steps required to prevent further disclosure.

                                      21.

          (b)  Property Right in Confidential Information.  Until the Closing
               ------------------------------------------
Date or the Termination Date (as hereinafter defined), all confidential information shall remain the property of the party who originally possessed such information. In the event of the termination of this Agreement for any reason whatsoever, Baruffi and the Selling Shareholders shall return to VCI, and VCI shall return to Baruffi and the Selling Shareholders, all documents, work papers and other material (including all copies thereof) obtained from the other party in connection with the transactions contemplated hereby and will use all reasonable efforts, including, without limitation, instructing its employees and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act or omission of such party, in any manner making it available to the general public. If VCI or any of its Affiliates is required by legal process or by operation of law to disclose any confidential information in anticipation of a possible acquisition of Video Tyme by VCI or any such Affiliate, VCI shall provide Baruffi with written notice of such request at least 48 hours prior to making such disclosure (or, if it is not practicable to give at least 48 hours' prior notice, written notice shall be given as promptly as practicable) and, without any need to obtain the consent of such other parties, shall be entitled to make such disclosure. If any party is compelled by legal process to disclose any confidential information, such party shall provide the other parties with prompt written notice of such request and, without any need to obtain the consent of such other parties, shall be entitled to make such disclosure.

          (c)  Termination of Agreement.  Subject to the requirements of law,
               ------------------------
each party hereto and its Affiliates shall, and shall use all reasonable efforts to cause their Representatives who obtain such information from the other party to, hold in confidence all such non-public information until such time as such information is otherwise publicly available, and, if this Agreement is terminated and if so requested by another party, each party and its Affiliates shall, and shall use all reasonable efforts to cause their Representatives who obtain such information to, deliver to such other party all documents, work papers and other material (including copies of extracts and summaries thereof) obtained by or on behalf of any of them directly or indirectly as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

     V.3    Employment Agreements.  At or prior to the Closing Date, VCI shall
            ---------------------
execute employment agreements (the "Employment Agreements") with Andrew T. Baruffi and Andrew Baruffi, Jr. containing such terms and conditions as may be mutually agreed upon by VCI and such employee.

                                      22.

                                  ARTICLE VI
                        ADDITIONAL COVENANTS OF BARUFFI
                        -------------------------------
                         AND THE SELLING SHAREHOLDERS
                         ----------------------------

     VI.1   Conduct of Business.  From the date hereof through the Closing Date
            -------------------
or the date, if any, on which this Agreement is earlier terminated pursuant to
Section 10.1 (the "Termination Date"), except as contemplated or as may be required by this Agreement, or as set forth on Schedule 6.1, or any other Schedule made as part of this Agreement, or as consented to by VCI in writing, Baruffi and the Selling Shareholders shall cause Video Tyme to diligently carry on its business and in the ordinary course only, and to cause Video Tyme to use its best efforts to preserve its present business organization intact and to keep available the services of its present officers, agents or employees (nothing herein implying an obligation of Video Tyme to maintain or retain any specific officer, agent or employee), and preserve its present relationships with customers and other Persons having business dealings with it, and will not take any action inconsistent with this Agreement or with the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, Baruffi and the Selling Shareholders shall not cause Video Tyme to, except as specifically contemplated by this Agreement:

          (a)  change or amend its Articles of Incorporation or Bylaws;

          (b) enter into, extend, modify, terminate or renew any Material Contract, except in the ordinary course of business;

          (c) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any Material assets, or any interests therein, and, without limiting the generality of the foregoing, Video Tyme shall maintain and sell or rent inventory consistent with its past practices and in accordance with any other provision in this Agreement;

          (d) incur any obligations or liability for long-term indebtedness, or incur any other obligation or liability of $10,000 or more except in the ordinary course of business;

          (e) (i) increase in any manner the base compensation or fringe benefits of any employee or pay any benefit not required by any existing Video Tyme Employee Plan or policy;

               (ii) make any change in the key management structure of Video Tyme, including, without limitation, the hiring of additional officers or the termination without cause of existing officers;

                                      23.

               (iii) adopt, enter into or amend any Video Tyme Employee Plan, agreement (including, without limitation, any collective bargaining or employment agreement), trust, fund or other arrangement for the benefit or welfare of any employee;

          (f) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any Material assets or business of any corporation, partnership, association or other business organization or division thereof;

          (g) declare, set aside, make or pay any dividend or other distribution in respect of Video Tyme's capital stock;

          (h) fail to expend funds for budgeted capital expenditures or commitments that have been disclosed to VCI;

          (i) willingly allow or permit any of Video Tyme's insurance policies to be suspended, impaired or canceled;

          (j) fail to pay its accounts payable and any debts owed or obligations due to it, or pay or discharge when due any liabilities, in the ordinary course of business;

          (k) enter into, renew, modify or revise any agreement or transaction with any of its Affiliates;

          (l) fail to maintain any assets in substantially their current state of repair, excepting normal wear and tear or fail to replace consistent with Video Tyme's past practice inoperable, worn-out or obsolete or destroyed assets;

          (m) make any loans or advances to any partnership, firm, corporation, officer, director or Affiliate, or, except for expenses incurred in the ordinary course of business, any individual who is not an officer, director or Affiliate;

          (n) make any Material income tax election or settlement or compromise with tax authorities;

          (o) fail to comply in any Material respect with all laws applicable to it;

          (p) intentionally do any other act which would cause any representation or warranty of Video Tyme in this Agreement to be or become untrue in any Material respect;

          (q) issue any shares of Video Tyme Common Stock or any options, warrants, rights or other securities convertible into, or exercisable or exchangeable for, Video Tyme Common Stock; or

                                      24.

          (r) enter into any agreement, arrangement or understanding or otherwise become obligated, to do any action prohibited hereunder.

     VI.2   Public Statements and Press Releases.  Except as provided for
            ------------------------------------
hereinbelow, Baruffi and the Selling Shareholders shall not from and after the date hereof make, issue or release any public announcement, press release, statement or acknowledgment of the existence of, or reveal publicly the terms, conditions and status of, the transactions provided for herein, without the prior written consent of VCI as to the content and time of release of such statement or announcement.

     VI.3   No Solicitation.  Prior to the Closing Date (or the earlier
            ---------------
termination of this Agreement in accordance with its terms), neither Baruffi, the Selling Shareholders nor any of their Affiliates or Representatives shall directly or indirectly solicit or initiate any discussions, offers or negotiations with, or participate in any negotiations or discussions with, or provide any information or data of any nature whatsoever to, or otherwise encourage any effort or attempt by, any Person other than VCI, concerning any Alternative Transaction with respect to Video Tyme. Baruffi and the Selling Shareholders shall promptly notify VCI if any proposal, offer, inquiry or other contact is received by Video Tyme in respect of an Alternative Transaction, and shall indicate the identity of the offeror and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter shall keep VCI informed on a current basis of the status and terms of any such proposals or offers and the status of any such discussions or negotiations.

     VI.4   Delivery of Video Tyme Common Stock.  The Selling Shareholders shall
            -----------------------------------
deliver stock certificates representing all issued and outstanding capital stock of Video Tyme at or prior to the Closing Date.

     VI.5   Noncompetition Agreement. At or prior to the Closing Date, Andrew T.
            ------------------------
Baruffi shall have executed a noncompetition agreement in favor of VCI with such terms and conditions as may be mutually agreed upon by Baruffi and VCI (the "Noncompetition Agreement").

     VI.6   Insurance.  From the date hereof through the Closing Date, Baruffi
            ---------
and the Shareholders shall cause Video Tyme to maintain in force (including necessary renewals thereof) the insurance policies listed on Schedule 3.23.

     VI.7   Reporting and Compliance With Law.  From the date hereof through the
            ---------------------------------
Closing Date, Baruffi and the Shareholders shall cause Video Tyme to duly and timely file all tax returns required to be filed with governmental authorities and duly

                                      25.

observe and conform in all material respects to all applicable laws and orders.

     VI.8   Termination of Employee Benefit Plans.  Baruffi and the Shareholders
            -------------------------------------
agree that Video Tyme's employee benefit plans, programs and arrangements (in addition to those for non-employee directors) (and if required by such plans, programs or arrangements, any agreements entered thereunder and awards and options granted thereunder) shall be terminated or amended, to the extent necessary or appropriate, to reflect the transactions contemplated by this Agreement.

     VI.9   Access to Information. Baruffi and the Shareholders shall afford VCI
            ---------------------
and its Representatives reasonable access during normal business hours, throughout the period prior to the earlier of the Closing Date or the Termination Date (as hereinafter defined), to Video Tyme's personnel, facilities, contracts, commitments, books, computer software application systems, files and records and to furnish such financial and operating data and other information with respect to Video Tyme's business, assets and properties, and shall use their best efforts to cause Video Tyme's Representatives to furnish promptly to VCI and its Representatives such additional financial and operating data and other information as to its business and properties as the other or its duly authorized Representatives may from time to time reasonably request.

                                      26.

                                  ARTICLE VII
                         PIGGYBACK REGISTRATION RIGHTS
                         -----------------------------

     VII.1  Piggyback Registration Rights. Each time that VCI proposes to file a
            -----------------------------
registration statement under the Securities Act with respect to an offering of VCI Common Stock either by VCI or by shareholders of VCI on a form that would also permit the registration of shares of VCI Common Stock held by the Selling Shareholders, VCI will give written notice of such proposal to each Selling Shareholder. Each Selling Shareholder may, by written request given within ten business days after receipt of any such notice, require VCI to use its best efforts to cause all or part of such person's shares of VCI Common Stock to be issued pursuant to this Agreement to be included in such registration statement. Notwithstanding the foregoing, if the managing underwriter or underwriters, if any, of such offering advise VCI in writing that inclusion of such shares would
(a) make it impracticable to conduct an underwritten offering of the VCI Common Stock being registered at the price at which such VCI Common Stock could be sold with such inclusion, or (b) materially and adversely interfere with the offering, then the number of shares of VCI Common Stock requested to be included in such registration by the Selling Shareholders may be reduced or eliminated. In connection with any registration pursuant to this Section 7.1 covering an underwritten public offering, VCI and each Selling Shareholder whose shares are included therein shall enter into a written agreement with a managing underwriter containing such provisions as are customary in the securities business for such an arrangement. In connection with any such registration, each such Selling Shareholder shall (a) provide such information and execute such documents as may be reasonably required in connection with such registration, (b) agree to sell such shares on the basis provided in any underwriting arrangements, and (c) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Notwithstanding the foregoing, the registration rights set forth in this Section 7.1 shall terminate at such time as the Selling Shareholders are eligible, pursuant to Rule 144(k) under the Securities Act, to resell their shares without restriction under the federal securities laws.

                                 ARTICLE VIII
                   CONDITIONS TO THE OBLIGATIONS OF BARUFFI
                   ----------------------------------------
                         AND THE SELLING SHAREHOLDERS
                         ----------------------------

     The obligations of Baruffi and the Selling Shareholders to consummate the transactions contemplated hereby are subject, in the discretion of Baruffi and the Selling Shareholders, to the satisfaction, at or prior to the Closing Date, of each of the

                                      27.

following conditions, any of which may be waived by Baruffi and the Selling
Shareholders:

     VIII.1  Representations, Warranties and Covenants.  All representations and
             -----------------------------------------
warranties of VCI contained in this Agreement shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and VCI shall have performed all agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

     VIII.2  Permits.  All Material Permits, waivers and approvals from
             -------
governmental authorities and other parties necessary to permit VCI to consummate the transactions contemplated hereby shall have been obtained.

     VIII.3  No Governmental Actions.  No governmental action or proceeding
             -----------------------
shall have been commenced or threatened seeking any injunction, restraining or other order which seeks to prohibit, restrain, invalidate or set aside the effectuation of the transactions contemplated by this Agreement and no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority which prohibits or restricts the effectuation of the transactions contemplated by this Agreement.

     VIII.4  No Material Adverse Change.  Since May 31, 1998, there shall not
             --------------------------
have occurred any change in the business, financial condition or prospects of VCI taken as a whole, except for changes contemplated hereby or changes which have not, individually or in the aggregate, resulted in a Material Adverse Change to the business, financial condition or prospects of VCI.

                                  ARTICLE IX
                     CONDITIONS TO THE OBLIGATIONS OF VCI
                     ------------------------------------

     The obligations of VCI to consummate the transactions provided for hereby are subject, in the discretion of VCI, to the satisfaction, at or prior to the Closing Date, of each of the following conditions, any of which may be waived by
VCI:

     IX.1    Representations, Warranties and Covenants.  All representations and
             -----------------------------------------
warranties of Baruffi and the Selling Shareholders contained in this Agreement shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Baruffi and the Selling Shareholders shall have performed all agreements and covenants required hereby to be performed by them prior to or at the Closing Date, and Baruffi and the Selling Shareholders shall have delivered a certificate signed by Baruffi and the Selling Shareholders to such effect.

                                      28.

     IX.2    Permits.  All Permits, waivers and approvals from governmental
             -------
authorities and other parties, necessary to permit the Selling Shareholders to consummate the transactions contemplated hereby shall have been obtained.

     IX.3    Board of Directors Approval.  The Board of Directors of VCI shall
             ---------------------------
have adopted and approved this Agreement and the transactions contemplated hereby.

     IX.4    Opinion of Counsel.  Baruffi shall have delivered to VCI an opinion
             ------------------
of Sandra L. Pomrenze, counsel to Baruffi and the Selling Shareholders, in substantially the form as may be reasonably requested by VCI.

     IX.5    No Governmental Actions. No governmental action or proceeding shall
             -----------------------
have been commenced or threatened seeking any injunction, restraining or other order which seeks to prohibit, restrain, invalidate or set aside the effectuation of the transactions contemplated by this Agreement, and no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority which prohibits or restricts the effectuation of the transactions contemplated by this Agreement.

     IX.6    No Material Adverse Change.  Since May 31, 1998, there shall not
             --------------------------
have occurred any change in the business, financial condition or prospects of Video Tyme, except for changes contemplated hereby or changes which have not had a material adverse effect on the business, financial condition or prospects of Video Tyme.

     IX.7    Delivery of Stock Certificates. Stock certificates representing all
             ------------------------------
of the issued and outstanding capital stock of Video Tyme shall have been delivered to VCI by the Baruffi Trust and the Baruffi Partnership.

     IX.8    Inventory.  Notwithstanding any other provision in this Agreement,
             ---------
Video Tyme's rental and sale inventory at the Closing will be not less than the amount set forth on April 1, 1998.

     IX.9    Store Lease Assignments.  VCI shall have received from Video Tyme
             -----------------------
copies of all necessary third party consents to the assignment to VCI or the change of control of Video Tyme of any store leases held by Video Tyme. Other than such consents, there shall not be any other change of control or similar provisions in any Contracts of Video Tyme which would prevent the assignment to VCI of any store leases held by Video Tyme.

     IX.10   Due Diligence.  VCI and its counsel shall have found
             -------------

                                      29.

satisfaction with the results of their due diligence investigation of the financial condition, assets and operations of Video Tyme.

     IX.11 Cash Flow of Video Tyme.  The aggregate operating cash flow of Video
           -----------------------
Tyme's video stores (excluding general and administrative expenses) during the fiscal year ended October 31, 1997, as reasonably estimated in good faith by Video Tyme, shall exceed $950,000, and Baruffi shall have delivered a certificate to such effect.

     IX.12 Approvals and Consents.  VCI shall have obtained approval or consents
           ----------------------
of this Agreement and the transactions contemplated hereby from FINOVA Capital Corporation and Ingram Entertainment Inc.

     IX.13 Limit on Liabilities.  In no event shall the aggregate of all notes
           ---------------------
payable, loans payable, accounts payable and other debts and liabilities of Video Tyme immediately prior to the Closing exceed $90,000.

     IX.14 Employment Agreements.  The Employment Agreements shall be in effect.
           ---------------------

     IX.15 Audited Financial Statements.  VCI shall have completed or arranged
           ----------------------------
to have completed, at its own expense, audited financial statements of Video Tyme covering the three year period ending October 31, 1997 and the interim period ending March 31, 1998, as may be required by the disclosure requirements of the rules of the Securities and Exchange Commission or any financing source.


                                   ARTICLE X
                      TERMINATION, AMENDMENTS AND WAIVERS
                      -----------------------------------

     X.1   Termination.
           -----------

           (a)  Termination.  This Agreement and the transactions contemplated
                -----------
hereby may be terminated at any time prior to the Closing Date:

                (1) By mutual written consent of Baruffi and VCI;

                (2) By either Baruffi or VCI, if the Closing shall not have occurred on or before July 31, 1998 unless such date is extended by the mutual agreement of the parties; provided however, that this provision shall not be available to Baruffi if VCI has the right to terminate this Agreement under clause (4) of this Section 10.1(a), and this provision shall not be available to VCI if Baruffi has the right to terminate this Agreement under

                                      30.

clause (3) of this Section 10.1(a);

               (3) By Baruffi, if there is a breach of any representation or warranty set forth in Article IV hereof or any covenant or agreement to be complied with or performed by VCI pursuant to the terms of this Agreement or an occurrence of any event which results or would result in the failure of a condition set forth in Article VIII to be satisfied at or prior to the Closing Date; or

               (4) By VCI, if there is a breach of any representation or warranty set forth in Article III hereof or of any covenant or agreement to be complied with or performed by Baruffi or the Selling Shareholders pursuant to the terms of this Agreement or the occurrence of any event which results or would result in the failure of a condition set forth in Article IX to be satisfied at or prior to the Closing Date.

          (b)  Effect of Termination.  In the event of termination of this
               ---------------------
Agreement as provided in Section 10.1, this Agreement shall forthwith become void and no party hereto shall have any liability or further obligation to any other party hereto under or by reason of this Agreement or the transactions contemplated hereby, except for any willful breach of this Agreement occurring prior to or as a result of termination of this Agreement, and except that:

               (1) Each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

               (2) The provisions of Sections 5.2 and 12.5 shall continue in full force and effect.

The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

     X.2   Amendments.  This Agreement may not be amended except by action of
           ----------
each of the parties hereto set forth in an instrument in writing signed by or on behalf of each of the parties hereto.

     X.3   Waivers.  At any time prior to the Closing Date, any party hereto may
           -------
(i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto, or (iii) waive compliance with any of the agreements of any other party or with any conditions to its own

                                      31.

obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                                  ARTICLE XI
                           INDEMNIFICATION; SURVIVAL
                           -------------------------

     XI.1  Survival of Representations, Etc.  The representations, warranties,
           --------------------------------
covenants and agreements of Baruffi, each Selling Shareholder and VCI contained herein and the indemnification by Baruffi and the Selling Shareholders under
Section 11.2 with respect thereto, and the indemnification by VCI under Section
11.3 with respect thereto, shall survive the Closing Date for two years; provided, however, that the representations and warranties of Baruffi and the Selling Shareholders in Section 3.19 and the related indemnification by Baruffi and the Selling Shareholders with respect thereto shall survive until the applicable statutes of limitations have expired, and those contained in Section
3.5 and the related indemnification by Baruffi and the Selling Shareholders with respect thereto shall survive without any limitation in time. For purposes of this Article XI, "representations" and "warranties" of Baruffi and each Selling Shareholder shall mean collectively those representations and warranties of Baruffi and each Selling Shareholder set forth in Article III and the Disclosure Schedules referenced therein and "representations" and "warranties" of VCI shall mean collectively those representations and warranties of VCI set forth in
Article IV and the Disclosure Schedules referenced therein.

     XI.2  Indemnification by Baruffi and the Selling Shareholders.  Subject to,
           -------------------------------------------------------
and in the manner described in, this Article XI, Baruffi and each of the Selling Shareholders, jointly and severally, shall indemnify and hold harmless VCI and its Representatives and Affiliates (the "VCI Indemnified Parties") to the fullest extent lawful, for the respective periods of time specified in Section 11.1, from and against any and all losses, damages, diminution in value, claims, liabilities, actions and expenses (including, without limitation, costs of investigating, preparing or defending any such claim or action, costs of settlement, judgments, and reasonable legal fees and expenses), net of any amounts actually received under any insurance policy as a result of such loss, damage, diminution in value, claim, liability, action, or expense (collectively "Losses") arising out of or in

                                      32.

connection with the breach of any representation, warranty, covenant or agreement of Baruffi or any Selling Shareholder contained in this Agreement or arising out of or in connection with the establishment, maintenance, compliance with applicable laws, termination, severance and any other aspects of Video Tyme's Profit Sharing Plan and any Pension Plan, Welfare Plan or any other ERISA Plans of Video Tyme established or in existence before the Closing Date. The term "Losses" as used in this Section 11.2 is not limited to matters asserted by third parties against a VCI Indemnified Party, but includes Losses incurred or sustained by a VCI Indemnified Party in the absence of third party claims.

     XI.3  Indemnification by VCI.  Subject to, and in the manner described in,
           ----------------------
this Article XI, for a period of two years from the Closing Date, VCI shall indemnify and hold harmless Baruffi and the Selling Shareholders and their respective Representatives and Affiliates (the "Video Tyme Indemnified Parties") to the fullest extent lawful, from and against any and all Losses arising out of or in connection with the breach of any representation, warranty, covenant or agreement of VCI. The term "Losses" as used in this Section 11.3 is not limited to matters asserted by third parties against a Video Tyme Indemnified Party, but includes Losses incurred or sustained by a Video Tyme Indemnified Party in the absence of third party claims.

     XI.4  Basket and Cap.  VCI shall be indemnified by Baruffi and the Selling
           --------------
Shareholders and Baruffi and the Selling Shareholders shall be indemnified by VCI, in each case to the extent that the aggregate of all Losses, determined without regard to whether any Loss was Material or not, exceeds $10,000 ("Basket Amount"), provided that in no circumstance shall the aggregate liability of Baruffi and the Selling Shareholders or VCI exceed $1,500,000. Notwithstanding the foregoing, there shall be no Basket Amount applicable to any Loss resulting from a breach of representations and warranties in Sections 3.5 or 3.19 or from a failure to make any adjustment or pay any amount payable under Article II.

                                      33.

     XI.5  Indemnification Procedure.
           -------------------------

           (a) If a third party asserts a claim against any indemnified party for which indemnification would be available under this Article XI (a "Claim"), the indemnified party shall promptly give notice of such Claim, describing such Claim with reasonable specificity, to the indemnifying party. If the amount of the Claim exceeds, or the aggregate amount of Losses incurred prior to such date have exceeded, the Basket Amount, the indemnifying party shall be entitled to assume the defense of such Claim, including the employment of counsel reasonably satisfactory to the indemnified party; provided, however, that if the indemnified party reasonably determines in good faith that its interests with respect to such Claim cannot appropriately be represented by the indemnifying party, such indemnified party shall have the right to assume control of the defense of such Claim and to have its expenses reimbursed promptly with respect to such Claim to the extent entitled thereto. In addition, in the event that such indemnifying party, within a reasonable time after notice that any such Claim or the total Losses incurred exceeds the Basket Amount, fails to defend any indemnified party, such indemnified party will (upon further notice to such indemnifying party) have the right to undertake its defense of such Claim for the account of such indemnifying party and to have its expenses reimbursed promptly with respect to such Claim to the extent entitled thereto. Regardless of which party is controlling the defense of any Claim, (i) both the indemnifying party and the indemnified party shall act in good faith; (ii) no settlement of such Claim may be agreed to without the written consent of the indemnifying party, which consent shall not be unreasonably withheld; and (iii) no part of any Claim shall be paid without such consent or unless a final judgment from which no appeal may be taken is entered on such Claim against the indemnified party. The controlling party shall deliver, or cause to be delivered, to the other party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of any such Claim, and timely notices of any hearing or other court proceeding relating to such Claim.

          (b) In the absence of a third party Claim, if any party shall have a claim that another is liable for Losses, the party seeking indemnification shall provide notice within 90 days of the discovery of the Loss of the nature and extent thereof, and the other party shall repay such Losses within 90 days thereafter to the extent the Losses exceed the Basket Amount, or shall inform the party seeking indemnification that it is denying in good faith all or a portion of such Claim. If the party seeking indemnification disputes the denial of such Claim, it may thereupon proceed to enforce its rights under this Agreement.

                                      34.

                                  ARTICLE XII
                              GENERAL PROVISIONS
                              ------------------

     XII.1 Assignment.  Neither this Agreement nor any of the rights or
           ----------
obligations hereunder may be assigned by any party without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other Person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

     XII.2 Notices.  All notices, requests, demands and other communications
           -------
which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., FED EX); and upon
                                                  ----
receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

     If to Baruffi or the Selling Shareholders, addressed to:

           Andrew T. Baruffi
           Video Tyme, Inc.
           3460 Jones Boulevard
           Las Vegas, Nevada 89102
           Facsimile: (702) 228-2122

     With a copy to:

           Sandra L. Pomrenze
           515 South Third Street, Suite C-2
           Las Vegas, Nevada 89101
           Facsimile: (702) 384-1429

     If to VCI, addressed to:

           Robert Y. Lee
           Video City, Inc.
           6840 District Boulevard
           Bakersfield, California 93313
           Facsimile: (805) 397-5982

     With a copy to:

           William J. Feis, Esq.
           Troy & Gould Professional Corporation
           1801 Century Park East, 16th Floor
           Los Angeles, California 90067-2367

                                      35.

             Facsimile: (310) 201-4746

or to such other place and with such other copies as each party hereto may designate as to itself by written notice to the other parties hereto.

     XII.3   Choice of Law. This Agreement shall be governed by and construed in
             -------------
accordance with the laws of the State of California without reference to choice of law provisions.

     XII.4   Multiple Counterparts. This Agreement may be executed in one or
             ---------------------
more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     XII.5   Expenses.  Each party hereto shall pay its own legal, accounting,
             --------
out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

     XII.6   Invalidity.  In the event that any one or more of the provisions
             ----------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     XII.7   Titles.  The titles, captions or headings of the Articles and
             ------
Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     XII.8   Cumulative Remedies. All rights and remedies of either party hereto
             -------------------
are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     XII.9   Entire Agreement.  This Agreement, together with all exhibits and
             ----------------
schedules hereto and thereto (including the Disclosure Schedule), constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, including, without limitation, the letter of intent dated April 1, 1998.

     XII.10  Attorneys' Fees. In the event of any legal action or proceeding to
             ---------------
enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final

                                      36.

judgment.

     XII.11  Waiver of Right to Trial by Jury. Each party to this Agreement
             --------------------------------
hereby waives its rights to a trial by jury.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first above written.

                                   VIDEO CITY, INC.



                                   By: /s/ Timothy J. Denari
                                      --------------------------------------
                                      Timothy J. Denari,
                                      Chief Financial Officer


                                   ANDREW T. BARUFFI

                                   /s/ Andrew T. Baruffi
                                   ----------------------------------------
                                   Andrew T. Baruffi


                                   THE BARUFFI FAMILY TRUST


                                   By: /s/ Andrew T. Baruffi
                                      --------------------------------------
                                      Andrew T. Baruffi
                                      Trustee


                                   By: /s/ Yvonne M. Baruffi
                                       --------------------------------------
                                      Yvonne M. Baruffi
                                      Trustee

                                   THE BARUFFI FAMILY PARTNERSHIP



                                   By: /s/ Andrew T. Baruffi
                                      --------------------------------------
                                      Andrew T. Baruffi
                                      General Partner



                                   By: /s/ Yvonne M. Baruffi
                                       ---------------------------------------
                                      Yvonne M. Baruffi
                                      General Partner

                                      37.

                                   ADDENDUM

     This Addendum ("Addendum") is entered into as of September 30, 1998 by and among VIDEO CITY, INC., a Delaware corporation ("VCI"), ANDREW T. BARUFFI ("Baruffi"), THE BARUFFI FAMILY TRUST, a Nevada trust (the "Baruffi Trust"), and THE BARUFFI FAMILY PARTNERSHIP, a Nevada limited partnership (the "Baruffi Partnership"), with reference to the following facts:

     A. VCI, Baruffi, the Baruffi Trust and the Baruffi Partnership have entered into that certain Stock Purchase Agreement, dated as of July 3, 1998 (the "Stock Purchase Agreement");

     B. VCI, Baruffi, the Baruffi Trust and the Baruffi Partnership desire to agree upon certain terms and conditions of the Stock Purchase Agreement to modify and clarify the rights and obligations of the parties thereto; and

     C. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Stock Purchase Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.  Purchase Price.  Section 2.2 of the Stock Purchase Agreement is hereby
         --------------
amended and restated in its entirety to read in full as follows:

     "   2.2  Purchase Price.
              --------------

              (a) The aggregate purchase price (the "Purchase Price") for all of the outstanding shares of capital stock of Video Tyme shall consist of the following:

         (i)  1,050,000 shares of VCI Common Stock; plus

         (ii) cash in the amount of $1,000,000 reduced by (x) the total amount of all debt and liabilities of Video Tyme immediately prior to the Closing Date and (y) the total amount of dollar reduction, if any, called for by
  Section 2.5 below.

              (b) Cash in the amount of $1,000,000 shall be delivered by VCI to the Selling Shareholders on the Closing Date as part of the Purchase Price pursuant to Section 2.2(a)(ii), provided, however, the Selling Shareholders
                                  --------  -------
  shall return to VCI, no later than 75 days after the Closing Date, cash equal to the amount by which the total amount of all debt and liabilities of Video Tyme immediately prior to the Closing Date and the reduction (if any) under
  Section 2.5 exceeds $300."

     2.  The Closing.  Section 2.3 of the Stock Purchase Agreement is hereby
         -----------
amended and restated in its entirety to read in full as follows:

     "   2.3  The Closing.
              -----------

              (a) Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Troy & Gould Professional Corporation, 1801 Century Park East, Suite 1600, Los Angeles, California 90067, or at such other place as the parties may agree (the day on which the Closing takes place being the "Closing Date").

              (b) At the Closing, the Selling Shareholders shall deliver or cause to be delivered to VCI stock certificates representing all of the issued and outstanding shares of Video Tyme Common Stock, free and clear of all Encumbrances, duly endorsed in blank or accompanied by stock powers duly executed in blank, and VCI shall deliver or cause to be delivered to the Selling Shareholders (i) stock certificates representing 1,050,000 shares of VCI Common Stock, duly endorsed in the name of the Selling Shareholders and registered at the address of the Selling Shareholders identified in Section
  12.2 hereof, and (ii) cash in the amount of $1,000,000 by bank cashiers check or by wire transfer in immediately available funds, to an account or accounts designated at least two business days prior to the Closing Date by the Selling Shareholders in a written notice to VCI. At the Closing, certificates representing shares of VCI Common Stock will bear a legend substantially as follows:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND

  MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SAID ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE IN THE OPINION OF COUNSEL FOR THE ISSUER."

     3.  Inventory. Section 2.5 of the Stock Purchase Agreement is hereby
         ---------
amended and restated in its entirety to read in full as follows:

     "   2.5  Inventory. An itemized physical inventory of Video Tyme's
              ---------
videocassettes shall be taken by VCI or its representatives. In the event such inventory as of the Closing Date shows that the number of videocassettes on hand is less than 50,000, the amount of cash payable pursuant to Section 2.2(a)(ii) of this Agreement as part of the Purchase Price shall be reduced by an amount equal to $10.00 multiplied by the number of videocassettes less than 50,000. There shall be no increase in the amount of cash payable pursuant to Section 2.2(a)(ii) of this Agreement as part of the Purchase Price if the number of videocassettes on hand as of the Closing Date is greater than 50,000."

     4.  Rainbow Store; Satellite Dish Business.  The parties hereto hereby
         --------------------------------------
acknowledge and agree that as part of the transactions contemplated by the Stock Purchase Agreement, all of the assets relating to Store Number 31 located at 761 South Rainbow Boulevard, Las Vegas, Nevada 89128 and referred to herein as the "Rainbow Store" which were owned and operated by Video Tyme have been transferred by Video Tyme to the Selling Shareholders immediately prior to the Closing as a pro-rata redemption in exchange for certain shares of capital stock of Video Tyme (the "Redemption") in proportion to which the total outstanding shares of capital stock of Video Tyme related to the then total assets of Video Tyme. Upon the Closing, the Selling Shareholders shall grant an option to VCI to purchase the Rainbow Store from the Selling Shareholders at a purchase price of (i) $400,000 if such option to purchase is exercised during the six months following the Closing Date or (ii) $440,000 if such option to purchase is exercised during the six-month period commencing six months after the Closing Date, pursuant to a Management and Option Agreement attached hereto as Exhibit
A. In addition, VCI shall manage the Rainbow Store during the 12 months period commencing on the Closing Date pursuant to the Management and Option Agreement. VCI and each of the Selling Shareholders shall execute the Management and Option Agreement on or prior to the Closing Date and shall deliver such agreement at the Closing. VCI shall indemnify the Selling Shareholders for any additional tax paid by the Selling Shareholders to the Internal Revenue Service on account of the Redemption not being treated in the same or similar manner as a sale or exchange of stock by the Selling Shareholders to VCI.

     The parties hereto hereby further acknowledge and agree that the assets relating to the satellite dish business, all of which were owned and operated by Video Tyme, were transferred by Video Tyme to the Selling Shareholders or to their designees prior to the Closing and shall not be owned by Video Tyme as of the Closing Date.

     5.  Certain Tax Liabilities and Filings. The parties hereto understand that
         -----------------------------------
Video Tyme Inc. ("Video Tyme") will be required to file a federal corporate income tax return covering the period from the commencement of its current taxable year through and including the Closing Date. The Selling Shareholders hereby acknowledge and agree that all tax liabilities of Video Tyme applicable to such period and to any prior periods (collectively, "Prepurchase Tax Liabilities") shall be the responsibility of the Selling Shareholders, and that the Selling Shareholders shall, jointly and severally, indemnify and hold harmless VCI, Video Tyme and their affiliates from Prepurchase Tax Liabilities. Baruffi agrees to timely file all tax returns, and pay all taxes, penalties and interest, required of Video Tyme which are applicable to any such periods and agrees to bear all costs and expenses of preparing and filing such tax returns. VCI and Video Tyme hereby appoint and confer full authority upon Baruffi to prepare, execute, and file all tax returns required of Video Tyme that are applicable to such periods.

     6.  Option to Purchase VCI Common Stock.  Upon the Closing, the Selling
         -----------------------------------
Shareholders shall grant an assignable option to VCI to purchase 800,000 shares of VCI Common Stock that are part of the Purchase Price at an exercise price of the greater of (i) $0.95 per share of VCI Common Stock, or (ii) the average of the closing sale price of the VCI Common Stock during the five consecutive trading days immediately preceding the exercise of such option, pursuant to a Stock Purchase Option Agreement attached hereto as Exhibit B. VCI and each of the Selling Shareholders shall execute and deliver the Stock Purchase Option Agreement on the Closing Date.

     7.   Termination Date. The reference to "July 31, 1998" in Section
          ----------------
10.1(a)(2) of the Stock Purchase Agreement is hereby changed to "September 30, 1998."

     8.   Payment for Certain Videocassettes Purchased Before the Closing;
          ----------------------------------------------------------------
Payment of Pro-rations. The parties hereto hereby acknowledge and agree that VCI
----------------------
shall be responsible for payment of the invoice cost of all videocassettes purchased by and delivered to Video Tyme during the period commencing on Monday of the week preceding the Closing Date. Baruffi shall deliver to VCI an invoice listing such videocassettes not later than 15 days after the Closing Date and VCI shall pay the Selling Shareholders the invoice cost of such videocassettes not later than 75 days after the Closing Date. The parties hereto hereby confirm and agree that all payments pursuant to Section 2.4 of the Stock Purchase Agreement shall be paid not later than 75 days after the Closing Date.

     9.   Employment Agreements. The agreed forms of the Employment Agreements
          ---------------------
are attached hereto as Exhibits C-1 and C-2.

     10.  Noncompetition Agreement.  The agreed form of Baruffi's Noncompetition
          ------------------------
Agreement is attached hereto as Exhibit D.

     11.  Consulting Agreements.  On or before the Closing, VCI shall enter into
          ---------------------
Consulting Agreements with Beth A. Baruffi-Barrett, Matthew R. Baruffi and Mark
D. Baruffi in the form attached hereto as Exhibit E, each such agreement to be for a term of two months from and after the Closing Date and providing for payments of $1,000 per week for Beth A. Baruffi-Barrett, and $850 per week for each of Matthew R. Baruffi and Mark D. Baruffi.

     12.  Disclosure Schedule.  The following detail is added to the Video Tyme
          -------------------
Disclosure Schedule:

          a. In Schedule 3.9, cash bonuses paid or to be paid by Video Tyme to its officers and employees from the date of the Stock Purchase Agreement to the Closing Date shall not exceed an aggregate amount of $250,000. There is no commitment, liability or obligation of Video Tyme to pay any other bonuses, severance or termination before or after the Closing. The reference to an automobile in Schedule 3.9 refers to a Chrysler Town And Country to be transferred to Matthew R. Baruffi prior to the Closing; this vehicle is not reflected on Video Tyme's balance sheets.

          b. In Schedule 3.14, Video Tyme's licensees are SkipJo Inc.; D.C. & R.C. Inc.; R. W. and Carol Dachelet; Hempler & LePire Partnership; Terry Yvonne Neff; and Wilbur and Robert Schaff. Video Tyme has no financial or contractual liability to any licensee other than as set forth in the Trade Name License Agreements and renewals thereof, complete copies of which were delivered by Video Tyme to VCI.

          c. The tax examinations listed in Schedule 3.19 have been completed and Video Tyme has no unpaid liability with respect thereto.

     13.  Profit Sharing Plan. With respect to the Profit Sharing Plan referred
          -------------------
to in Section 3.22(b) of the Stock Purchase Agreement, Video Tyme shall not have any liability or obligation on or after the Closing Date to make any contribution thereunder, and Video Tyme shall not have violated or be responsible for any violation of ERISA or other laws applicable to the Profit Sharing Plan.

     14.  Indemnification by VCI.  VCI has been informed that Baruffi has
          ----------------------
personally guaranteed Video Tyme's obligations and liabilities under leases for one or more of the seven stores listed in Schedule 3.11. VCI shall use its reasonable best efforts to have Baruffi released from such guarantee (except as to any guarantee on the lease for the Rainbow Store), and in any event VCI shall indemnify and hold Baruffi harmless from and against any personal liability relating to such leases with respect to any period on or after the Closing Date (except as to any liability that Baruffi may have to VCI under Section 11.2 of the Stock Purchase Agreement for breach of any representation or warranty with respect to such leases and except as to any liability with respect to the lease for the Rainbow Store).

     15.  Piggyback Registration Rights.  The Selling Shareholders hereby
          -----------------------------
acknowledge and agree that if the managing underwriter or underwriters, if any, of an offering of VCI securities advises VCI that the number of shares of VCI Common Stock requested to be included in a registration statement should be reduced or eliminated, the shares of VCI Common Stock that may be requested to be registered pursuant to any registration rights of FINOVA Capital Corporation, Rentrak Corporation, Mortco, Inc. and Ingram Entertainment Inc. shall be registered prior to the registration of any shares of VCI Common Stock of the Selling Shareholders pursuant to the piggyback registration rights of the Selling Shareholders provided under Section 7.1 of the Stock Purchase Agreement. Except as otherwise provided herein, the piggyback registration rights of the Selling Shareholders provided under Section 7.1 of the Stock Purchase Agreement shall be in full force and effect.

     16.  Legal Expenses. Within 75 days after the Closing Date, VCI shall pay
          --------------
the legal expenses actually and reasonably incurred by the Selling Shareholders since August 1, 1998 in connection with the transactions contemplated by the Stock Purchase Agreement and this Addendum in an amount not to exceed a total of $15,000.

     17.  Effect of Addendum.  Except as otherwise provided herein by this
          ------------------
Addendum, the terms and conditions of the Stock Purchase Agreement shall be in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to the Stock Purchase Agreement to be duly executed and delivered as of the date and year first above written.


                                        VIDEO CITY, INC.



                                        By: /s/ Timothy J. Denari
                                            ---------------------------------
                                           Timothy J. Denari,
                                           Chief Financial Officer

                                        ANDREW T. BARUFFI


                                        /s/ Andrew T. Barauffi
                                        ------------------------------------
                                        Andrew T. Baruffi

                                        THE BARUFFI FAMILY TRUST



                                        By: /s/ Andrew T. Baruffi
                                            ---------------------------------
                                           Andrew T. Baruffi
                                           Trustee



                                        By: /s/ Yvonne M Baruffi
                                           ---------------------------------
                                           Yvonne M. Baruffi
                                           Trustee


                                        THE BARUFFI FAMILY PARTNERSHIP



                                        By: /s/ Andrew T. Baruffi
                                           ----------------------------------
                                           Andrew T. Baruffi
                                           General Partner



                                        By: /s/ Yvonne M. Baruffi
                                           ---------------------------------
                                           Yvonne M. Baruffi
                                           General Partner